Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES THIRD QUARTER 2014
FINANCIAL RESULTS

Midland, Texas, October 23, 2014 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the third quarter 2014.

Quarter Highlights

•	Oil and Gas Production of 15,586 BOE/d, up 13% (21% PF for Asset Sales)

•	Adjusted Net Income[1] (non-GAAP) of $17.4 million, in line with consensus estimates

•	EBITDA[2] (non-GAAP) of $78.1 million, up 14%

•	Lifting Costs Averaged $14.19 per BOE, down 11%

Financial Results for the Third Quarter of 2014

Net income attributable to Company stockholders for the third quarter of 2014 (“3Q14”) was $27.4 million, or $2.25 per share, as compared to a net income of $11 million, or $0.90 per share, for the third quarter of 2013 (“3Q13”). Adjusted net income1 (non-GAAP) for 3Q14 was $17.4 million, or $1.43 per share, as compared to $15.1 million, or $1.24 per share, for 3Q13. Cash flow from operations for 3Q14 was $86.7 million as compared to $71 million for 3Q13. EBITDA2 (non-GAAP) for 3Q14 was $78.1 million as compared to $68.6 million for 3Q13.

For the nine months ended September 30, 2014, net income attributable to Company stockholders was $48.1 million, or $3.96 per share, as compared to a net loss of $31.3 million, or $2.57 per share, for the same period in 2013. Adjusted net income1 (non-GAAP) for the nine months ended September 30, 2014 was $52.1 million, or $4.28 per share, as compared to $23.4 million, or $1.92 per share, for the same period in 2013. Cash flow from operations for the nine-month period in 2014 was $211.7 million as compared to $153.9 million during the same period in 2013. EBITDA2 (non-GAAP) for the nine-month period in 2014 was $236.5 million as compared to $184 million during the same period in 2013.

The key factors affecting the comparability of financial results for 3Q14 versus 3Q13 were:

•
The Company sold all of its interests in certain non-core Austin Chalk/Eagle Ford assets in March 2014 and sold 95% of its Andrews County Wolfberry assets in April 2013. As a result, reported oil and gas production, revenues and operating costs for the quarter and nine months ended September 30, 2014 are not comparable to reported amounts for the same periods in 2013. See accompanying tables for additional information about the Company’s oil and gas production related to these sold assets.

•
Oil and gas sales, excluding amortized deferred revenues, increased $3.7 million in 3Q14 versus 3Q13. Production variances accounted for a $16.6 million increase and price variances accounted for a $12.9 million decrease. Average realized oil prices were $90.73 per barrel in 3Q14 versus $103.75 per barrel in 3Q13, and average realized gas prices were $4.14 per Mcf in 3Q14 versus $3.49 per Mcf in 3Q13. Oil and gas sales in 3Q14 also include

$1.9 million of amortized deferred revenue versus $2.2 million in 3Q13 attributable to a volumetric production payment (“VPP”). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Before giving effect to the asset sales discussed above, oil, gas and natural gas liquids (“NGL”) production per barrel of oil equivalent (“BOE”) increased 13% in 3Q14 as compared to 3Q13, with oil production increasing 17% to 11,304 barrels per day, gas production decreasing 2% to 16,304 Mcf per day, and NGL production increasing 15% to 1,565 barrels per day. Oil and NGL production accounted for approximately 83% of the Company's total BOE production in 3Q14 versus 80% in 3Q13. See accompanying tables for additional information about the Company’s oil and gas production.

•
After giving effect to asset sales, total production per BOE increased 21% in 3Q14 as compared to 3Q13, with oil production increasing 2,456 barrels per day (28%), gas production decreasing 164 Mcf per day (1%) and NGL production increasing 239 barrels per day (18%).

•
Gain on derivatives for 3Q14 was $9.6 million (net of a $0.2 million loss on settled contracts) versus a loss on derivatives in 3Q13 of $8.3 million (including a $0.5 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
General and administrative expenses were $0.8 million in 3Q14 versus $10 million in 3Q13. Changes in compensation expense attributable to the Company's APO reward plans accounted for a net decrease of $7.5 million ($5.7 million credit in 3Q14 versus $1.8 million expense in 3Q13). The credit in 3Q14 resulted from reversals of previously accrued compensation due primarily to lower product prices.

1 See “Computation of Adjusted Net Income (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net income (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to adjusted net income(non-GAAP).
2 See “Computation of EBITDA (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDA (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP).
Liquidity

As previously reported, the Company sold its interests in approximately 7,500 net acres in Ward and Winkler Counties, Texas for $29.3 million during 3Q14.  Proceeds from the sale were used to reduce bank debt.  At September 30, 2014, bank commitments under the Company’s revolving credit facility totaled $415 million, and outstanding advances totaled $32 million.  The Company had $377.1 million of availability under the facility after allowing for outstanding letters of credit of $5.9 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, October 23rd at 1:30 p.m. CT (2:30 p.m. ET).  The dial-in conference number is: 877-868-1835, passcode 20900942.  The replay will be available for one week at 855-859-2056, passcode 20900942.

To access the conference call via Internet webcast, please go to the “Investors” section of the Company's website at www.claytonwilliams.com and click on the webcast link. Following the live webcast, the call will be archived for a period of 30 days on the Company's website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Oil and gas sales	$107,480	$104,004	$331,369	$296,146
Midstream services	1,883	1,146	5,336	3,373
Drilling rig services	7,066	4,044	22,438	12,896
Other operating revenues	2,854	1,971	14,640	4,533
Total revenues	119,283	111,165	373,783	316,948

COSTS AND EXPENSES
Production	25,927	25,651	77,006	83,254
Exploration:
Abandonments and impairments	2,026	609	8,752	2,980
Seismic and other	247	177	1,955	3,541
Midstream services	624	392	1,648	1,318
Drilling rig services	4,630	3,239	14,968	12,704
Depreciation, depletion and amortization	37,037	34,928	112,242	109,863
Impairment of property and equipment	—	709	3,406	89,811
Accretion of asset retirement obligations	936	1,049	2,723	3,169
General and administrative	811	10,030	33,980	20,401
Other operating expenses	1,480	463	2,220	1,869
Total costs and expenses	73,718	77,247	258,900	328,910
Operating income (loss)	45,565	33,918	114,883	(11,962)

OTHER INCOME (EXPENSE)
Interest expense	(12,609)	(9,262)	(37,975)	(30,106)
Gain (loss) on derivatives	9,650	(8,278)	(3,715)	(9,919)
Other	385	474	2,274	2,007
Total other income (expense)	(2,574)	(17,066)	(39,416)	(38,018)
Income (loss) before income taxes	42,991	16,852	75,467	(49,980)
Income tax (expense) benefit	(15,562)	(5,901)	(27,319)	18,693
NET INCOME (LOSS)	$27,429	$10,951	$48,148	$(31,287)

Net income (loss) per common share:
Basic	$2.25	$0.90	$3.96	$(2.57)
Diluted	$2.25	$0.90	$3.96	$(2.57)
Weighted average common shares outstanding:
Basic	12,166	12,165	12,166	12,165
Diluted	12,166	12,165	12,166	12,165

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	September 30,	December 31,
	2014	2013
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$30,826	$26,623
Accounts receivable:
Oil and gas sales	41,014	39,268
Joint interest and other, net	16,593	17,121
Affiliates	480	264
Inventory	32,447	39,183
Deferred income taxes	4,088	7,581
Fair value of derivatives	3,372	2,518
Prepaids and other	6,650	5,753
	135,470	138,311
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,576,901	2,403,277
Pipelines and other midstream facilities	58,333	54,800
Contract drilling equipment	116,264	96,270
Other	21,084	20,620
	2,772,582	2,574,967
Less accumulated depreciation, depletion and amortization	(1,487,411)	(1,375,860)
Property and equipment, net	1,285,171	1,199,107

OTHER ASSETS
Debt issue costs, net	12,991	12,785
Investments and other	16,914	16,534
	29,905	29,319
	$1,450,546	$1,366,737

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$75,335	$75,872
Oil and gas sales	45,552	37,834
Affiliates	891	874
Fair value of derivatives	—	208
Accrued liabilities and other	34,426	21,607
	156,204	136,395
NON-CURRENT LIABILITIES
Long-term debt	631,682	639,638
Deferred income taxes	164,635	140,809
Asset retirement obligations	45,223	49,981
Deferred revenue from volumetric production payment	24,725	29,770
Accrued compensation under non-equity award plans	25,064	15,469
Other	952	892
	892,281	876,559
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,556
Retained earnings	248,159	200,011
Total stockholders' equity	402,061	353,783
	$1,450,546	$1,366,737

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$27,429	$10,951	$48,148	$(31,287)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	37,037	34,928	112,242	109,863
Impairment of property and equipment	—	709	3,406	89,811
Abandonments and impairments	2,026	609	8,752	2,980
(Gain) loss on sales of assets and impairment of inventory, net	400	(1,810)	(9,069)	(1,527)
Deferred income tax expense (benefit)	15,562	5,901	27,319	(18,693)
Non-cash employee compensation	(6,395)	1,204	9,979	(5,897)
(Gain) loss on derivatives	(9,650)	8,278	3,715	9,919
Cash settlements of derivatives	(186)	(455)	(4,777)	(1,364)
Accretion of asset retirement obligations	936	1,049	2,723	3,169
Amortization of debt issue costs and original issue discount	685	507	2,329	2,281
Amortization of deferred revenue from volumetric production payment	(1,898)	(2,155)	(5,855)	(6,639)
Changes in operating working capital:
Accounts receivable	(1,868)	(3,407)	(1,434)	(188)
Accounts payable	8,566	7,463	3,539	(4,060)
Other	14,034	7,223	10,728	5,513
Net cash provided by operating activities	86,678	70,995	211,745	153,881
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(127,750)	(74,916)	(311,968)	(208,022)
Proceeds from volumetric production payment	258	297	810	1,034
Proceeds from sales of assets	30,861	2,664	104,634	197,941
(Increase) decrease in equipment inventory	(1,868)	230	9,655	5,818
Other	(192)	(258)	(325)	(1,169)
Net cash used in investing activities	(98,691)	(71,983)	(197,194)	(4,398)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	7,000	8,000	29,522	43,000
Repayments of long-term debt	—	—	(40,000)	(180,000)
Proceeds from exercise of stock options	130	—	130	—
Net cash provided by (used in) financing activities	7,130	8,000	(10,348)	(137,000)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,883)	7,012	4,203	12,483
CASH AND CASH EQUIVALENTS
Beginning of period	35,709	16,197	26,623	10,726
End of period	$30,826	$23,209	$30,826	$23,209

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF ADJUSTED NET INCOME (NON-GAAP) (Unaudited) (In thousands, except per share)

Adjusted net income is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net income is not an alternative to net income (loss) presented in conformity with GAAP.

The Company defines adjusted net income as net income (loss) before changes in fair value of derivatives, abandonments and impairments of property and equipment, net (gain) loss on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$27,429	$10,951	$48,148	$(31,287)
(Gain) loss on derivatives	(9,650)	8,278	3,715	9,919
Cash settlements of derivatives	(186)	(455)	(4,777)	(1,364)
Abandonments and impairments	2,026	609	8,752	2,980
Impairment of property and equipment	—	709	3,406	89,811
(Gain) loss on sales of assets and impairment of inventory	400	(1,810)	(9,069)	(1,527)
Amortization of deferred revenue from volumetric production payment	(1,898)	(2,155)	(5,855)	(6,639)
Non-cash employee compensation	(6,395)	1,204	9,979	(5,897)
Tax impact (a)	5,684	(2,233)	(2,227)	(32,644)
Adjusted net income	$17,410	$15,098	$52,072	$23,352

Adjusted earnings per share:
Diluted	$1.43	$1.24	$4.28	$1.92

Weighted average common shares outstanding:
Diluted	12,166	12,165	12,166	12,165

Effective tax rates	36.2%	35.0%	36.2%	37.4%
______

(a)	The tax impact is computed utilizing the Company's effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDA (NON-GAAP) (Unaudited) (In thousands)

EBITDA is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDA is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDA as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives.

The following table reconciles net income (loss) to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$27,429	$10,951	$48,148	$(31,287)
Interest expense	12,609	9,262	37,975	30,106
Income tax expense (benefit)	15,562	5,901	27,319	(18,693)
Exploration:
Abandonments and impairments	2,026	609	8,752	2,980
Seismic and other	247	177	1,955	3,541
Net (gain) loss on sales of assets and impairment of inventory	400	(1,810)	(9,069)	(1,527)
Depreciation, depletion and amortization	37,037	34,928	112,242	109,863
Impairment of property and equipment	—	709	3,406	89,811
Accretion of asset retirement obligations	936	1,049	2,723	3,169
Amortization of deferred revenue from volumetric production payment	(1,898)	(2,155)	(5,855)	(6,639)
Non-cash employee compensation	(6,395)	1,204	9,979	(5,897)
(Gain) loss on derivatives	(9,650)	8,278	3,715	9,919
Cash settlements of derivatives	(186)	(455)	(4,777)	(1,364)
EBITDA (a)	$78,117	$68,648	$236,513	$183,982

The following table reconciles net cash provided by operating activities to EBITDA:

Net cash provided by operating activities	$86,678	$70,995	$211,745	$153,881
Changes in operating working capital	(20,732)	(11,279)	(12,833)	(1,265)
Seismic and other	247	177	1,955	3,541
Interest expense, net of non-cash amortization of debt issue costs and original issue discount	11,924	8,755	35,646	27,825
______	$78,117	$68,648	$236,513	$183,982

(a)
In March 2014, the Company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties for the three months ended September 30, 2013 was $6.5 million, and the nine months ended September 30, 2014 and 2013 was $2.5 million and $18.4 million, respectively. In April 2013, the Company sold 95% of its Andrews County Wolfberry assets. Revenue, net of direct expenses, associated with the sold properties for the nine months ended September 30, 2013 was $8.7 million.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Oil and Gas Production Data:
Oil (MBbls)	1,040	890	3,093	2,695
Gas (MMcf)	1,500	1,527	4,293	4,753
Natural gas liquids (MBbls)	144	125	434	399
Total (MBOE)	1,434	1,270	4,243	3,886
Total (BOE/d)	15,586	13,799	15,541	14,236
Average Realized Prices (a) (b):
Oil ($/Bbl)	$90.73	$103.75	$93.45	$96.16
Gas ($/Mcf)	$4.14	$3.49	$4.53	$3.56
Natural gas liquids ($/Bbl)	$31.73	$33.47	$34.35	$32.44
Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements paid	$(186)	$(367)	$(4,777)	$(981)
Per unit produced ($/Bbl)	$(0.18)	$(0.41)	$(1.54)	$(0.36)
Gas:
Cash settlements paid	$—	$(88)	$—	$(383)
Per unit produced ($/Mcf)	$—	$(0.06)	$—	$(0.08)
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	2,990	1,934	3,390	1,886
Other (c)	3,205	3,476	3,325	3,983
Austin Chalk (c)	1,917	2,443	2,074	2,645
Eagle Ford Shale (c)	2,716	1,446	2,106	1,063
Other	476	375	435	295
Total	11,304	9,674	11,330	9,872
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,336	1,695	2,690	1,582
Other (c)	6,795	7,569	6,839	8,229
Austin Chalk (c)	1,754	1,946	1,786	2,037
Eagle Ford Shale (c)	482	105	362	76
Other	4,937	5,283	4,048	5,486
Total	16,304	16,598	15,725	17,410
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	451	348	477	299
Other (c)	803	718	812	905
Austin Chalk (c)	176	246	184	222
Eagle Ford Shale (c)	95	28	91	18
Other	40	19	26	18
Total	1,565	1,359	1,590	1,462
(Continued)

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

BOE:
Permian Basin Area:
Delaware Basin	3,830	2,565	4,315	2,449
Other (c)	5,141	5,455	5,277	6,259
Austin Chalk (c)	2,385	3,013	2,556	3,207
Eagle Ford Shale (c)	2,891	1,492	2,257	1,094
Other	1,339	1,274	1,136	1,227
Total	15,586	13,799	15,541	14,236

Oil and Gas Costs ($/BOE Produced):
Production costs	$18.08	$20.20	$18.15	$21.42
Production costs (excluding production taxes)	$14.19	$15.98	$14.16	$17.57
Oil and gas depletion	$23.78	$24.91	$24.31	$25.55
______

(a)
Oil and gas sales includes $1.9 million for the three months ended September 30, 2014, $2.2 million for the three months ended September 30, 2013, $5.9 million for the nine months ended September 30, 2014 and $6.6 million for the nine months ended September 30, 2013 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. The calculation of average realized sales prices excludes production of 25,122 barrels of oil and 10,987 Mcf of gas for the three months ended September 30, 2014, 28,793 barrels of oil and 8,550 Mcf of gas for the three months ended September 30, 2013, 77,543 barrels of oil and 33,608 Mcf of gas for the nine months ended September 30, 2014 and 88,897 barrels of oil and 23,589 Mcf of gas for the nine months ended September 30, 2013 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2014 or 2013 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2014 and 2013 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

(c)
Following is a recap of the average daily production related to interests in producing properties sold by the Company effective March 2014 (non-core Austin Chalk/Eagle Ford) and April 2013 (Andrews County Wolfberry).

	Three Months Ended September 30,	Nine Months Ended September 30,
	2013	2014	2013
Average Daily Production:

Austin Chalk/Eagle Ford:
Oil (Bbls)	826	125	795
Natural gas (Mcf)	130	15	128
NGL (Bbls)	33	4	26
Total (BOE)	881	132	842

Andrews County Wolfberry:
Oil (Bbls)	-	-	538
Natural gas (Mcf)	-	-	597
NGL (Bbls)	-	-	117
Total (BOE)	-	-	755

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2014.

	Oil
Swaps:	Bbls	Price
Production Period:
4th Quarter 2014	503,200	$96.92
	503,200